SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):    February 9, 2005
                                                            ------------------

                          WaveRider Communications Inc.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                       0-25680                33-0264030
----------------------------          ------------        ---------------------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)        Identification Number)


         255 Consumers Road, Suite 500, Toronto, Ontario, Canada M2J 1R4
               (Address of principal executive offices) (Zip Code)

                                 (416) 502-3200
              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01  CHANGE IN EMPLOYMENT CONTRACT

On February 9, 2005, WaveRider Communications Inc. and Mr. D. Bruce Sinclair, our Chief Executive Officer, executed an amendment to Mr. Sinclair's employment contract. Under the terms of the amendment, Mr. Sinclair agreed to a reduction of his severance entitlement, payable if he were to be terminated by the Company, from 3 years to 1 year. In consideration of the change, the Board of Directors of WaveRider have awarded Mr. Sinclair options to purchase 500,000 shares of common stock. The options were fully vested on award and are exercisable at $0.19.

In making this change, Mr. Sinclair has agreed to reduction in his potential entitlement and the Company has reduced its potential liability, on a change of control or other termination of Mr. Sinclair's employment, by approximately $560,000.

By reducing the potential severance entitlement in exchange for stock options, the Company and Mr. Sinclair believe that they have reduced what could be viewed as a potential impediment to future mergers, acquisitions or strategic partnerships. At the same time, the agreement is believed to more closely align Mr. Sinclair's employment agreement with increases in shareholders' values

ITEM 5.02  CHANGE IN DIRECTORS

On February 9, 2005, Messrs. Robert D. Francis and Donald R. Gibbs joined the board of directors of WaveRider Communications Inc.

Francis, Robert D. -- With more than 40 years of industry experience, Bob Francis spent most of his career managing operations for public corporations such as Motorola, GTE, Paradyne, Stromberg-Carlson and Infotron Systems Corporation. From 1990 through 1993, he served as President of General DataComm International (NYSE: GDC) prior to forming his own consulting business, Milford Communications Partners L.L.C., in November, 1993. Milford Communications Partners L.L.C., Clearwater, Florida, specializes in advanced technology for wireless communications and vehicle telematics.

Gibbs, Donald R. -- Don Gibbs is the founder and owner of Lapa Inc., a management and financial consulting firm specializing in providing general management and financial acumen to early growth companies. Mr. Gibbs has 35 years of senior and financial management experience in public companies such as Gandalf Systems, Cognos Inc., Mitel Corporation, Positron Fiber Systems and Leigh Instruments

Exhibit No.       Description
-----------       -----------
     99.1         Amendment to employment agreement between WaveRider
                  Communications Inc. and Mr. D. Bruce Sinclair





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


WAVERIDER COMMUNICATIONS INC.



By:      /s/ D. Bruce Sinclair
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         D. Bruce Sinclair, Chief Executive Officer



Date:    February 11, 2005